Macy’s, Inc. Announces Debt Tender Offer

NEW YORK—July 14, 2025—Macy’s, Inc. (NYSE:M) (the “Company”) today announced that its wholly owned subsidiary, Macy’s Retail Holdings, LLC (the “Issuer”), has commenced a cash tender offer (the “Tender Offer”) to purchase up to an aggregate principal amount of its outstanding notes and debentures listed in the table below (collectively, the “Notes”) for a combined aggregate purchase price of up to $175 million (excluding accrued and unpaid interest, which also will be paid to, but excluding, the applicable Settlement Date and excluding fees and expenses related to the Tender Offer) (the “Maximum Tender Offer Amount”), in the order of priority shown in the table.
The terms and conditions of the Tender Offer are described in an Offer to Purchase dated July 14, 2025 (the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase, including the Financing Condition (as described herein). Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

CUSIP Numbers	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration(1)	Early Tender Premium(2)	Total Tender Offer Consideration(3)
55616XAB3	6.790% Senior Debentures due 2027	$60,677,000	1	$997.50	$30.00	$1,027.50
577778BK8	7.875% Senior Debentures due 2030	$5,212,000	2	$990.00	$30.00	$1,020.00
55617LAG7 55617LAH5 U5562LAD1	7.875% Senior Exchanged Debentures due 2030	$4,676,000	2	$990.00	$30.00	$1,020.00
55617LAQ5 U5562LAH2	5.875% Senior Notes due 2030	$425,000,000	3	$962.50	$30.00	$992.50

(1)    Per $1,000 principal amount of Notes validly tendered and accepted for purchase for each Series. Excludes accrued and unpaid interest, which also will be paid to, but excluding, the applicable Settlement Date.
(2)    Per $1,000 principal amount of Notes validly tendered and accepted for purchase for each Series (the “Early Tender Premium”).
(3)    Per $1,000 principal amount of Notes validly tendered on or before the Early Tender Date, not validly withdrawn and accepted for purchase for each Series. Includes the Early Tender Premium, but excludes accrued and unpaid interest, which also will be paid to, but excluding, the applicable Settlement Date.

The amounts of each series of Notes that are purchased in the Tender Offer will be determined in accordance with the priorities identified in the column “Acceptance Priority Level” in the table above with “1” having the highest priority and “3” having the lowest priority. The Tender Offer may be subject to proration if the aggregate principal amount of Notes that is validly tendered and not validly withdrawn would otherwise cause the Maximum Tender Offer Amount to be exceeded, with equal proration applied for Notes having the same Acceptance Priority Level, if applicable.
The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion of the Issuer’s separately announced offering of new senior notes (the “New Notes Offering”) on terms satisfactory to the Issuer, in its sole discretion, prior to or on the Early Settlement Date (such condition, the “Financing Condition”) and certain general conditions, in each case as described in more detail in the Offer to Purchase. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered, and the Tender Offer may be amended, extended or terminated.

The Tender Offer will expire at 5:00 p.m., New York City time, on August 11, 2025, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated. In order to receive the applicable Total Tender Offer Consideration, holders of Notes subject to the Tender Offer must validly tender and not validly withdraw their Notes on or before 5:00 p.m., New York City time, on July 25, 2025, unless extended (such date and time, as the same may be extended, the “Early Tender Date”). Holders of Notes subject to the Tender Offer who validly tender their Notes after the Early Tender Date and on or before the Expiration Date and whose Notes are accepted for purchase, will receive the applicable Tender Offer Consideration, assuming the Maximum Tender Offer Amount is not purchased on the Early Settlement Date (as defined below). If the Maximum Tender Offer Amount is fully purchased as of the Early Settlement Date, holders who validly tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase.
The applicable Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered at or prior to the Early Tender Date and accepted for payment pursuant to the Tender Offer is described in the table above. The Tender Offer Consideration is the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium for each series of Notes as set forth in the table above.
In addition to the applicable Total Tender Offer Consideration or applicable Tender Offer Consideration, as the case may be, accrued and unpaid interest up to, but excluding, the applicable Settlement Date (as defined below) will be paid in cash on all validly tendered Notes accepted for purchase in the Tender Offer. With respect to any valid tender of any 6.790% Senior Debentures due 2027, 7.875% Senior Debentures due 2030 or 7.875% Senior Exchanged Debentures due 2030 (collectively, the “Eligible Notes”) accepted for purchase by the Issuer, the Issuer will also pay a soliciting broker fee of $2.50 per $1,000 principal amount of such series of Eligible Notes to retail brokers that are appropriately designated by their beneficial holder clients to receive this fee (except for Eligible Notes tendered by a retail broker for its own account), provided that such fee will only be paid with respect to tenders by beneficial holders whose aggregate principal amount of such series of Eligible Notes is $250,000 or less. The Total Tender Offer Consideration plus accrued and unpaid interest for Notes that are validly tendered and not validly withdrawn on or before the Early Tender Date and accepted for purchase will be paid by the Issuer in same day funds promptly following the Early Tender Date (the “Early Settlement Date”). The Issuer expects that the Early Settlement Date will be as early as July 29, 2025. The Tender Offer Consideration plus accrued and unpaid interest for Notes that are validly tendered after the Early Tender Date and on or before the Expiration Date and accepted for purchase will be paid by the Issuer in same day funds promptly following the Expiration Date (the “Final Settlement Date” and together with the Early Settlement Date, the “Settlement Dates”). The Issuer expects that the Final Settlement Date will be August 13, 2025, assuming the Maximum Tender Offer Amount is not purchased on the Early Settlement Date. No tenders will be valid if submitted after the Expiration Date. If the Issuer purchases the Maximum Tender Offer Amount of Notes on the Early Settlement Date, holders who validly tender Notes after the Early Tender Date but on or before the Expiration Date will not have any of their Notes accepted for purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes on or before the Early Tender Date may not withdraw their Notes after 5:00 p.m., New York City time, on July 25, 2025, unless extended (such date and time, as the same may be extended, the “Withdrawal Date”), except in the limited circumstances described in the Offer to Purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Withdrawal Date but on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.
The Issuer expects to pay the Total Tender Offer Consideration or Tender Offer Consideration on any Notes validly tendered, not validly withdrawn, and accepted for purchase with proceeds from the New Notes Offering.

Wells Fargo Securities and US Bancorp are the Lead Dealer Managers for the Tender Offer. Global Bondholder Services Corporation is acting as Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact Wells Fargo Securities at (collect) (704) 410-4759, (toll-free) (866) 309-6316 or by email to liabilitymanagement@wellsfargo.com; and US Bancorp at (collect) (917) 558-2756, (toll-free) (800) 479-3441 or by email to liabilitymanagement@usbank.com. Any questions regarding the tendering of Notes should be directed to Global Bondholder Services Corporation at (toll-free) (855) 654-2014, (for banks and brokers) (212) 430-3774 or by email to contact@gbsc-usa.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. Further, nothing contained herein shall constitute a notice of redemption of the Notes or any other securities. The Tender Offer is being made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase. None of the Company or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
Any securities issued pursuant to New Notes Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities that may be issued pursuant to the New Notes Offering.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers.
Forward-Looking Statements
All statements regarding the closing of the Tender Offer, the New Notes Offering and satisfaction of the related closing conditions that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including, but not limited to, general market conditions which might affect the Tender Offer and any concurrent financing transaction, and other factors identified in documents filed by the Issuer with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 1, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2025. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media – Chris Grams
communications@macys.com

Investors – Pamela Quintiliano
investors@macys.com

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